Exhibit 99.1

Culp Announces Cash Strategy and Business Update in Response to Covid-19, Including Sale of eLuxury and Withdrawal of Guidance

HIGH POINT, N.C.--(BUSINESS WIRE)--April 3, 2020--Culp, Inc. (NYSE: CULP) announced today a series of proactive measures the company has taken to preserve balance sheet strength and reduce costs in response to increasingly challenging market conditions and the impact of the COVID-19 global pandemic. These steps include:

  Completing a strategic sale of Culp’s majority interest in eLuxury, LLC to the minority owner of eLuxury in order to increase liquidity and focus on its core businesses during this unprecedented environment. The company will maintain a strong working relationship with eLuxury going forward through supply and royalty arrangements designed to support eLuxury’s ongoing growth strategy and preserve an important sales channel for Culp’s core products;
  Entering an amendment to the company’s existing domestic revolving credit facility with Wells Fargo to increase the borrowing limit, decrease the minimum liquidity level, and extend the expiration date to August 15, 2022;
  Adding to the company’s cash balance by drawing down $20 million under this domestic revolving credit facility as a precautionary measure to proactively increase balance sheet flexibility during the coronavirus crisis;
  Implementing a temporary salary reduction of 50% for the company’s executive chairman and chief executive officer, as well as other salary reductions for all other executive officers. Additionally, the board of directors will forego the cash portion of its compensation until further notice;
  Furloughing associates as necessary to align with demand and making other workforce adjustments and temporary salary reductions at each of the company’s divisions. While the company will not pay wages to furloughed associates, it will continue to provide certain healthcare-related benefits for those eligible;
  Suspending merit pay increases until further notice;
  Suspending the company’s share repurchase program indefinitely; and
  Aggressively reducing expenses, capital expenditures, and discretionary spending, and working with the company’s vendors and landlords to negotiate temporary terms.

Culp, Inc. issued guidance for the fourth quarter of fiscal 2020 on March 4, 2020, which excluded any impact from the spread of COVID-19. Due to the extraordinary uncertainty and rapidly changing environment caused by the COVID-19 global pandemic, the company is withdrawing this previously issued guidance and is not providing an updated outlook at this time. The company expects to provide more information when it reports fourth quarter and fiscal 2020 results in June.

To date, Culp has experienced significant reductions in demand in many of its markets. The company has temporarily closed its facilities in Canada and Haiti due to government-mandated closure requirements and has reduced production schedules at other facilities due to declining demand resulting from customer and retail store closures.

Iv Culp, chief executive officer of Culp, Inc., said, “As the COVID-19 pandemic has spread across the world, Culp has been actively responding through our crisis management plan and adjusting our business operations accordingly. We are taking decisive action to protect our associates, adapt to rapidly changing conditions, serve our customers, manage liquidity, and reduce expenses.

“We believe these decisions, combined with others we have taken in recent weeks, including repurposing some of our operations to manufacture critical products needed for healthcare and other essential industries, will allow us to weather the COVID-19 market disruption and emerge from the current crisis well-positioned to meet the needs of our customers and execute our strategic plans.

“The specific actions that affect our people are the most difficult decisions we are making, and we realize the impact they will have on these associates and their families, but they are necessary to manage through this unprecedented business interruption. We hope to bring furloughed associates back and fully restore salaries as soon as possible when this crisis lifts. Until then, we will continue to monitor the situation closely and focus on managing our business to conserve cash and maintain balance sheet flexibility. We appreciate the collective efforts and support of our entire team in this trying time,” added Culp.

About the Company

Culp, Inc. is one of the world's largest marketers of mattress fabrics for bedding and upholstery fabrics for residential and commercial furniture. The company markets a variety of fabrics to its global customer base of leading bedding and furniture companies, including fabrics produced at Culp’s manufacturing facilities and fabrics sourced through other suppliers. Culp has operations located in the United States, Canada, China, and Haiti.

This release contains “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements. Further, forward looking statements are intended to speak only as of the date on which they are made, and we disclaim any duty to update such statements, except as required by law, to reflect any changes in management’s expectations or any change in the assumptions or circumstances on which such statements are based, whether due to new information, future events, or otherwise. Forward-looking statements are statements that include projections, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “anticipate,” “estimate,” “plan,” “project,” and their derivatives, and include but are not limited to statements about expectations for our future operations, production levels, new product launches, sales, profit margins, profitability, operating income, capital expenditures, working capital levels, income taxes, SG&A or other expenses, pre-tax income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding potential acquisitions, future economic or industry trends, or future developments. There can be no assurance that the company will realize these expectations, meet its guidance, or that these beliefs will prove correct.

Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on our business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely. The future performance of our business depends in part on our success in conducting and finalizing acquisition negotiations and integrating acquired businesses into our existing operations. Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products. Changes in tariffs or trade policy, or changes in the value of the U.S. dollar versus other currencies, could affect our financial results because a significant portion of our operations are located outside the United States. Strengthening of the U.S. dollar against other currencies could make our products less competitive on the basis of price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on our sales of products produced in those places. Also, economic and political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets. The impact of public health epidemics on employees, suppliers, and the global economy, such as the coronavirus pandemic currently impacting operations around the world, could also adversely affect our operations and financial performance. In addition, the impact of potential goodwill or intangible asset impairments could affect our financial results. Finally, increases in market prices for petrochemical products can significantly affect the prices we pay for raw materials, and in turn, increase our operating costs and decrease our profitability. Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission on July 12, 2019 for the fiscal year ended April 28, 2019, and our subsequent periodic reports filed with the Securities and Exchange Commission.

Contacts

Investor Contact:
Kenneth R. Bowling
Chief Financial Officer
336-881-5630

Media Contact:
Teresa A. Huffman
Senior Vice President, Human Resources
336-889-5161